UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 13, 2019
(Date of earliest event reported: February 12, 2019)

Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 12, 2019, Pamela Bucher was elected Vice President, Chief Accounting Officer & Controller for Revlon, Inc. ("Revlon") and its wholly owned operating subsidiary, Revlon Consumer Products Corporation ("RCPC," and together with Revlon, the "Company").

Prior to joining the Company, Ms. Bucher served as Global Controller for The Hershey Company from 2012 to 2018 and prior to that she served in various finance and accounting roles of increasing responsibility for Hershey from 1992 to 2012. Ms. Bucher is a Certified Public Accountant, with an M.B.A. from Pennsylvania State University.

In connection with her joining the Company, the Company entered into an employment offer letter with Ms. Bucher (the “Offer Letter”) pursuant to which she will receive an annual base salary of $320,000, with an annual target bonus of 40% of her base salary. Ms. Bucher will also be eligible to participate in the Company’s long-term incentive program for 2019, with a total target award amount of $100,000, subject to Compensation Committee approval. Ms. Bucher will also be entitled to receive customary relocation benefits. Under the Offer Letter, Ms. Bucher is eligible to participate in the Company’s Executive Severance Pay Plan and she is required to comply with the Company’s confidentiality, non-solicit and non-compete obligations and with Company’s Code of Conduct and Business Ethics.

Ms. Bucher does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

February 13, 2019